                                                                   Exhibit 8.1

                                NIXON PEABODY LLP

                                 Clinton Square
                              Post Office Box 31051
                         Rochester, New York 14603-31051
                                 (585) 263-1000
                               Fax: (585) 263-1600

                                  April 4, 2007

Home Properties, Inc.
850 Clinton Square
Rochester, New York 14604

Ladies and Gentlemen:

     We have  acted as counsel  to Home  Properties,  Inc.  (the  "Company"),  a
Maryland corporation, in connection with the offer and sale from time to time by the Company,  pursuant to Rule 415 under the  Securities Act of 1933, as amended
(the "Securities Act"), of the following  securities of the Company:  (i) shares of common stock, $0.01 par value per share (the "Common Stock");  (ii) shares of preferred stock,  $0.01 par value per share (the "Preferred  Stock");  and (iii)
debt securities (the "Debt  Securities" and,  collectively with the Common Stock and the Preferred Stock, the "Securities"),  in amounts,  at prices and on terms as shall be designated by the Company at the time of the applicable  offering of any of the Securities,  pursuant to an automatic shelf registration statement on
Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") and the prospectus  contained therein
("Prospectus").

     This opinion relates to the  qualification  of the Company as a real estate investment  trust  ("REIT") for Federal  income tax purposes and the accuracy of information set forth under the caption "FEDERAL INCOME TAX  CONSIDERATIONS"  of the Prospectus. All capitalized terms used but not defined herein shall have the meaning ascribed to them in the Registration Statement.

     We have examined the originals or copies, certified or otherwise identified to our satisfaction, of all such records of the Company and all such agreements,
certificates   of  public   officials,   certificates   of   officers  or  other
representatives  of the  Company,  and such other  documents,  certificates  and corporate or other records as we have deemed necessary or appropriate as a basis for the opinions set forth herein,  including (i) the Articles of  Incorporation of the  Company,  as amended  to the date  hereof,  and (ii) the  By-Laws of the
Company,  as amended to the date hereof. As to questions of fact material to our opinions  expressed herein, we have relied upon certificates of, and information received from, the Company and/or  officers of the Company.  We have not made an independent investigations of the facts stated in such certificates or as to any information  received from the Company and/or officers of the Company and do not opine as to the accuracy of such factual matters.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. For United States Federal income tax purposes, the Company was organized in  conformity  with the  requirements  for  qualification  as a REIT  under the
Internal  Revenue  Code of 1986,  as amended (the  "Code")  commencing  with its initial taxable year ended December 31, 1994, and its actual method of operation since that date has enabled,  and its proposed  method of operation will enable, it to meet the requirements for  qualification  and taxation as a REIT under the
Code.  Such  qualification  and taxation as a REIT  depends  upon the  Company's having met and  continuing to meet,  through  actual annual  operating  results, certain  requirements,  including  requirements relating to distribution levels, diversity of stock ownership,  and the various qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual  results of the  Company's  operations  for any one taxable year satisfy the requirements for taxation as a REIT under the Code.

     2. Subject to the assumptions,  exceptions,  limitations and qualifications set forth therein,  the discussion in the Prospectus  under the caption "FEDERAL
INCOME  TAX   CONSIDERATIONS"   fairly   summarizes   the  federal   income  tax
considerations  that are likely to be material to purchasers of the Common Stock who are United  States  citizens or residents and who are not subject to special treatment under the tax laws.

     Our opinions  expressed herein are based upon our interpretation of current
provisions  of  the  Code  and  existing  judicial   decisions,   administrative
regulations and published  rulings and procedures.  Our opinions are not binding upon the Internal  Revenue  Service or courts and there is no assurance that the
Internal  Revenue  Service will not  successfully  challenge the conclusions set forth therein.  No assurance can be given that future  legislative,  judicial or administrative  changes,  on either a prospective or retrospective  basis, would not adversely affect the accuracy of the conclusions stated herein. We undertake no  obligation  to advise you of  changes in law which may occur  after the date hereof.

     We hereby consent to the reference to us under the caption "LEGAL  MATTERS"
in the Registration  Statement,  and to the filing of this opinion as an Exhibit to the Registration Statement, without implying or admitting that we are experts within the meaning of the  Securities  Act of 1933, as amended,  with respect to any part of the Registration Statement.

     This  opinion is  furnished  to the Company and is solely for its  benefit.
This opinion is limited to the matters stated  herein,  and no opinion or belief is implied or may be inferred beyond the matters  expressly stated herein.  This opinion may not be relied upon by any other person or for any other  purpose and may not be referred to or quoted from without our prior written consent.

                                                     Very truly yours,

                                                     /s/ Nixon Peabody LLP